UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2008
CNB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

West Virginia	0-30665	55-0773918

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
101 S. WASHINGTON STREET
BERKELEY SPRINGS, WV 25411
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (304) 258-1520
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On April 23, 2008, the West Virginia Division of Banking approved amendments to the articles of incorporation and bylaws of CNB Financial Services, Inc. (the “Company”). The amendments to the articles of incorporation were approved by the Company’s shareholders at its 2008 Annual Meeting of Shareholders, and at that Annual Meeting, the Company’s shareholders ratified corresponding amendments to the Company’s bylaws. Descriptions of these amendments are contained in the Company’s definitive proxy statement for the 2008 Annual Meeting of Shareholders. The amendments to the Company’s articles of incorporation provide for:
a.	The division or classification of the Board of Directors of the Company into three classes;

b.	Procedures for filling newly created directorships and vacancies;

c.	A requirement for an affirmative vote of the holders of at least 75% of the voting power of the Company to remove directors; and

d.	An increase to 75% of the voting power of the Company as the vote requirement necessary to adopt amendments to Article X of the articles of incorporation.
     The amendments to the Company’s bylaws provide for:
a.	The division of classification of the Board of Directors of the Company into three classes;

b.	The requirement for an affirmative vote of holders of at least 75% of the voting power of the Company to remove directors; and

c.	The requirement that the affirmative vote of two-thirds of all of the members of the Board to amend the bylaws to (i) change the principal office of the Company, (ii) change the number of directors, or (iii) make a substantial change in the duties of the Chairman of the Board and the President.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits
          3(i) Text of amendments to articles of incorporation.
          3(ii) Text of amendments to bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL SERVICES, INC.
By:	/s/ Thomas F. Rokisky
Thomas F. Rokisky
President/CEO

Date: April 29, 2008

3